Exhibit 3.31

ARTICLES OF INCORPORATION

OF

WHOLESALE TIRE DISTRIBUTORS OF IDAHO, INC.

We, the undersigned natural persons of the age of twenty-one (21) years or more have this day voluntarily associated ourselves together acting as incorporators for the purpose of forming a corporation under the Idaho Business Corporation Act and adopt the following Articles of Incorporation for such corporation.

ARTICLE I

NAME AND DURATION

WHOLESALE TIRE DISTRIBUTORS OF IDAHO, INC. shall be the name of the corporation and its duration shall be perpetual.

ARTICLE II

PURPOSE

The principal purpose for which the corporation is organized is to engage in the wholesale sale of passenger, truck and other vehicle tires and products and service related or incident thereto. The corporation shall further be authorized to acquire, manage, mortgage, pledge or otherwise deal in real or personal property, to participate in general or limited partnerships to establish and franchise other similar business and to carry on such other business as may be necessary, convenient or desirable and to engage in all other activities and businesses not prohibited by law.

ARTICLE III

CAPITAL STRUCTURE

The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares of common stock having a par value of One Dollar ($1.00) each for a total capitalization of Fifty Thousand DOLLARS ($50,000.00). When fully paid such stock shall be voting, non-assessable and not subject to call.

The corporation shall have the power to adopt by appropriate by-law, a provision or provisions restricting the sale or transfer of shares of stock provided the same shall be in accordance with applicable law, and this restriction on the right of each stockholder to sell a stockholder’s stock, if any is made, shall be shown on the stock certificate at the time it is issued, or if issued prior thereto, at the time said restriction is adopted provided, however, the authority contained in this article shall not be construed to contravene pre-emptive rights granted by law.

ARTICLE IV

COMMENCING BUSINESS

The corporation shall not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE V

MANAGEMENT OF CORPORATION

The regulation of the internal affairs and the activities and duties of the officers and directors are set forth in the By-Laws. The By-Laws may be adopted, amended or repealed by a majority vote of the directors voting at a meeting attended by a majority of the directors or by a majority vote of the shareholders voting at a shareholder’s meeting.

ARTICLE VI

INITIAL REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation is 413 East 37th, Boise, Idaho 83714 (c/o P.O. Box 3268, Logan, Utah 84321) and the name of the initial registered agent is Thomas V. Hoene.

ARTICLE VII

DIRECTORS

The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Larry C. Nicholls	1138 Mountain Road Logan, Utah 84321

Vicki Nicholls	1138 Mountain Road Logan, Utah 84321

Carl E. Malouf	150 E. 200 N. #D Logan, Utah 84321

ARTICLE VIII

INCORPORATORS

The undersigned are incorporators and their addresses are:

NAME	ADDRESS
Larry C. Nicholls	1138 Mountain Road Logan, Utah 84321

Vicki Nicholls	1138 Mountain Road Logan, Utah 84321

Carl E. Malouf	150 East 200 North #D Logan, Utah 84321

DATED this 27th day of March, 1985.

/S/ LARRY C. NICHOLLS
Larry C. Nicholls

/S/ VICKI NICHOLLS
Vicki Nicholls

/S/ CARL E. MALOUF
Carl E. Malouf (Incorporators)

STATE OF UTAH	)
	)	ss
COUNTY OF CACHE	)

I, Deborah Miller, a Notary Public hereby certify that on the 27th day of March, 1985, personally appeared before me LARRY C. NICHOLLS, VICKI NICHOLLS and CARL E. MALOUF, who being by me duly sworn, severally declared that they are the persons who signed the foregoing instrument as incorporators and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of March, 1985.

/S/ DEBORAH MILLER
Notary Public Commission Expires: 5/22/87

Residing at :

Smithfield, Utah

AMENDMENT TO ARTICLES OF INCORPORATION

WHOLESALE TIRE DISTRIBUTORS OF IDAHO, INC.

The officers of the Corporation sign and verify as to the Articles of Incorporation and amend as follows:

A. The name of the corporation is Wholesale Tire Distributors of Idaho, Inc.

B. The amendment adopted is to add to Article III, CAPITAL STRUCTURE after the first unnumbered paragraph as follows:

The corporation is also authorized to issue 50,000 shares of ten cent ($.10) par value Preferred Stock in an amount of $5,000.00, to Wit:

(a) Preferred Stock Series “A” (referred to herein as Series A) and other Preferred series as the directors shall establish pursuant to the provisions of Section 30-1-15 of the Idaho, Corporation Act.

(1) Subject to the provisions of these Articles pertaining to Series A stock, provisions regarding the same may be adopted by the Board of Directors.

(2) Series A stock may be issued in an amount not to exceed Fifty Thousand (50,000) shares, shall have a par value of Ten Cents ($.10) each for Preferred Stock Series A capitalization of $5,000. Such Series A stock shall be nonvoting stock.

(3) Recall of Series A stock may be accomplished by the Board of Directors by tendering at any time to the Series A stockholder a sum per share equal to the number of months of employment with this Corporation of the Series A stockholder commencing on the date of the employment or date of stock issuance, whichever date is later, multiplied by the par value of said stockholder’s Series A stock multiplied by a factor of eight one-hundredths (.08), or in the alternative in the discretion of the Board of Directors, shares of common stock equal to the number of shares of Series A stock.

(4) Series A stock may not be sold without first offering the shares proposed for sale to the Corporation. The Corporation shall have 45 days after receipt of written notice to elect to purchase the stock. The purchaser price as determined by the Corporation shall be: either the proposed selling price; the price determined under subparagraph a(3), above; or, book value determined as of the first end of the month after the notice, whichever sum is lowest.

(5) Such Series A stock shall not authorize the stockholder lists, shall not be entitled to dividends, shall not be assessable, shall not be subject to call except as above provided, shall have priority in the event of corporation liquidation only to the extent of the rights granted under the provisions concerning recall, shall not be entitled to pre-emptive rights or to participate in any increase of stock in the Corporation.

C. The date of adoption of the amendment by the shareholders is October 1, 1986, to be effective on filing.

D. The number of shares outstanding is 24,000 and the number of shares entitled to vote thereon is 24,000. There are no shares of any class entitled to vote except as stated.

E. The number of shares voting for such amendment was 24,000 being all the shares. The number of shares voting against said amendment was none.

Except as modified herein, the Articles of Incorporation shall remain in full force and effect.

DATED this 30th day of October, 1986.

/S/ LARRY NICHOLLS
Larry Nicholls, President

ATTEST:

/S/ VICKIE NICHOLLS
Vickie Nicholls, Secretary

STATE OF UTAH	)
	)	ss
COUNTY OF CACHE	)

On the 30th day of October, 1986, personally appeared before me Larry Nicholls and Vickie Nicholls, who being by me duly sworn did say that they are the President and Secretary respectively of Wholesale Tire Distributors of Idaho, Inc. and that the said instrument was signed on behalf of said Corporation by authority of the governing body thereof and the aforesaid officers acknowledged to me that said Wholesale Tire Distributors of Idaho, Inc. executed the same.

/S/ CARL E. MALOUF
Notary Public Commission Expires: 7/9/87

Residing At:

Logan, Utah